UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

Seres Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37465	27-4326290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Cambridgepark Drive Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-9626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MCRB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 30, 2024, Seres Therapeutics, Inc. (“Seres” or the “Company”) completed its previously announced sale of Seres’ VOWST microbiome therapeutic business (the “VOWST Business”) to Société des Produits Nestlé S.A., a société anonyme organized under the laws of Switzerland (“SPN”), and a wholly-owned subsidiary of Nestlé S.A, and its designated affiliates (the “Transaction”) pursuant to the Asset Purchase Agreement, dated August 5, 2024 (the “Purchase Agreement”), between the Company and SPN.

Item 1.01	Entry into a Material Definitive Agreement

Transition Services Agreement

On September 30, 2024, in connection with the closing of the Transaction (the “Closing”), Seres entered into a transition services agreement (the “Transition Services Agreement”) with Nestlé Enterprises S.A., an affiliate of SPN (“NESA”). The Transition Services Agreement provides for services to be performed by Seres in order to facilitate a transition of the business associated with its VOWST Business to NESA and its affiliates. The scope of the transition services includes the provision of certain manufacturing services and certain administrative functions related to the VOWST Business and operations, including the maintenance of certain manufacturing services and the related facility in which such services are currently conducted. Seres will provide the manufacturing services until December 31, 2025, which period may be extended by up to six months (solely to ensure the manufacturing facility is in a state of compliance with the biologics license application for VOWST and readiness for potential regulatory inspection), and other services, until the later of the period specified in the schedule to the Transition Services Agreement for each service and June 30, 2026. NESA agreed to pay Seres for certain fixed costs, including a monthly fixed fee for preserved raw material suspension manufacturing, and will reimburse Seres for certain costs of the transition services performed by Seres under the Transition Services Agreement. The know-how and other intellectual property generated in connection with the performance of the Transition Services Agreement will be owned by NESA with Seres having a non-exclusive license to such know-how and other intellectual property under the Cross-License Agreement. During the term of the Transition Services Agreement, upon NESA’s request, Seres will transfer the specifications for materials and documentation necessary to enable preserved raw material suspension manufacturing services to a third party service provider designated by NESA. In the event of a material failure by Seres to deliver preserved raw material suspension under the Transition Services Agreement, NESA will have step-in rights to negotiate to enter into a direct lease with the landlord of the manufacturing facility with respect to the portion of such facility used in connection with the VOWST Business or to cause such services to be performed, with any reasonable out-of-pocket costs and expenses incurred in connection therewith reimbursed by Seres.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Service Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Cross-License Agreement

On September 30, 2024, in connection with the Closing, Seres entered into a cross-license agreement (the “Cross-License Agreement”) with SPN, pursuant to which Seres granted to SPN a perpetual, worldwide, non-exclusive, fully paid-up license under certain Seres patents that have been issued or will issue in the future and current know-how controlled by Seres that was not transferred to SPN pursuant to the Purchase Agreement. In the field of the treatment of Clostridioides difficile infections (“CDI”) and recurrent CDI and associated complications (collectively, the “CDI Field”) the license to SPN under Seres patents and know-how will be exclusive to SPN for five years after closing of the Transaction and co-exclusive between SPN and Seres following that five year period. The license from Seres to SPN is to issued Seres patents that currently or in the future cover VOWST, formerly known as SER-109 (the “Product”), or improvements thereof, and know-how that is used or reasonably useful in connection with the exploitation of the VOWST Business. Seres also granted SPN an exclusive, perpetual, worldwide, fully paid-up license under issued Seres patents that currently or in the future cover the Product and improvements thereof and know-how that is used or reasonably useful in connection with the exploitation of the Product to exploit SER-262 in the CDI Field. SPN granted to Seres a perpetual, worldwide, non-exclusive license under the patents and know-how that are transferred to SPN pursuant to the Purchase Agreement or developed under the Transition Services Agreement, for Seres’ products for use outside of the CDI Field, and after five years from Closing for Seres products containing designed, cultivated, bacterial consortia not manufactured using human stool (excluding SER-262) in the CDI Field. From and after Closing, certain license agreements between Seres, SPN, and/or their respective affiliates terminated and are of no further force or effect, except as contemplated by the Purchase Agreement.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Service Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K filed and is incorporated herein by reference.

Securities Purchase Agreement

On September 30, 2024, Seres entered into a securities purchase agreement (the “Securities Purchase Agreement”) with SPN, pursuant to which SPN purchased 14,285,715 shares (the “Shares”) of Seres’ common stock, par value $0.001 per share (“Common Stock”), at the Closing at a purchase price per share of $1.05, for an aggregate purchase price of $15 million. Under the terms of the Securities Purchase Agreement, SPN has agreed not to sell or transfer the Shares for a period of six months after Closing, subject to certain customary exceptions. Seres has agreed to register the resale of the Shares by SPN within 90 days of Closing. In addition, under the terms of the Securities Purchase Agreement, for as long as SPN, together with its affiliates, beneficially owns at least 10% of Seres’ outstanding shares of Common Stock, Seres agrees to take such action within its control to include one individual designated by SPN in the slate of nominees recommended by Seres’ board of directors (the “Board”) (or the applicable committee of the Board) to Seres’ stockholders for election to the Board at the applicable stockholder meeting. The Securities Purchase Agreement contains customary representations and warranties and closing conditions.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Employee Support Agreement

On September 30, 2024, in connection with the Closing, the Company entered into an employee support agreement (the “Employee Support Agreement”) with SPN. Under the Employee Support Agreement, among other things and subject to the terms and conditions therein, certain Seres employees related to the VOWST Business who accept employment with SPN or one of its designated affiliates will provide the services they provided to Seres prior to the Transaction (as defined below) to SPN, as well as other services as SPN may reasonably request, from Closing until the day prior to the beginning of SPN’s or its designated affiliate’s next pay period following the Closing. SPN will reimburse Seres’ out of pocket costs in connection with such employees’ services, including certain compensation and benefits paid or provided to such employees pursuant to the terms of the Employee Support Agreement.

The foregoing description of the Employee Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employee Support Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Oaktree Credit Agreement

On September 30, 2024, in connection with the Closing, Seres terminated and voluntarily prepaid in full all outstanding amounts due under the Credit Agreement and Guaranty, dated as of April 27, 2023 (as may have been amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the Closing, the “Credit Agreement”), by and among Seres, as borrower, the lenders party thereto, and Oaktree Fund Administration, LLC, as administrative agent for the lenders (“Oaktree”). The Credit Agreement provided for a $250.0 million term loan facility, of which $110.0 million was outstanding on June 30, 2024. The term loan has a maturity date of April 27, 2029. Seres paid approximately $128.0 million to Oaktree, representing approximately $110.0 million of principal, approximately $3.7 million of accrued interest, approximately $12.5 million of yield protection premium, approximately $1.7 million in exit fee, and approximately $0.1 million in fees and expenses due to Oaktree pursuant to the terms of the Credit Agreement, and thereby Oaktree and Seres terminated the Credit Agreement. In connection with the termination and repayment in full of all outstanding amounts under the Credit Agreement, Oaktree terminated and released its liens and security interests in the collateral securing Seres’ obligations under the Credit Agreement.

Bacthera Manufacturing Agreement

On September 30, 2024, in connection with the Closing, Seres assigned that certain Long Term Manufacturing Agreement, dated November 8, 2021, as amended by that certain Amendment to the Long Term Manufacturing Agreement, dated December 14, 2022 (the “Bacthera Agreement”), between Seres and Bacthera AG, to SPN pursuant to the terms of an Assignment and Termination of Manufacturing Agreement (the “Termination of Bacthera Manufacturing Agreement”). Pursuant to the Termination of Bacthera Manufacturing Agreement, concurrently with the Closing, SPN paid a specified amount to Bacthera AG in full and final settlement of all outstanding liabilities owed to Bacthera AG pursuant to the Bacthera Agreement. At Closing, in exchange for a payment made by SPN to Bacthera AG, each of Bacthera AG and Seres released one another from any losses, liabilities or other obligations arising thereunder with respect to the period ending as of the date of the Closing, including without limitation any milestone payments required to be paid to Bacthera AG thereunder.

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 30, 2024, Seres completed the previously announced sale (the “Transaction”) of the VOWST Business, including inventory and equipment, certain patents and patent applications, know-how, trade secrets, trademarks, domain names, marketing authorizations and related rights, documents, materials, business records and data and contracts that are used or held for use primarily in the development, commercialization and manufacturing of the microbiome product sold under the brand name VOWST as provided for in accordance with the terms of the Purchase Agreement (the “Product”), pursuant to the Asset Purchase Agreement, dated as of August 5, 2024 (the “Purchase Agreement”), by and among the Company and SPN, and a wholly-owned subsidiary of Nestlé S.A. Pursuant to the Purchase Agreement, SPN acquired specified assets and assumed specified liabilities from the Company related to the VOWST Business for:

•

a cash payment, payable upon completion of the transaction (“Closing”), of $100.0 million, less approximately $17.9 million owed by Seres to an affiliate of SPN as of March 31, 2024 under the existing license agreement between Seres and the SPN affiliate, less approximately CHF2.0 million in satisfaction of fees due under an existing manufacturing agreement between Seres and Bacthera AG;

•

cash installment payments of $50.0 million on January 15, 2025 and $25.0 million on July 1, 2025 (the “Installment Payments”), conditioned on Seres’ material compliance with obligations under the Transition Services Agreement to be entered into at Closing between Seres and SPN;

•

prepayment of the $60.0 million milestone payment tied to the achievement of worldwide annual net sales of the Product of $150.0 million (the “First Sales Milestone”), payable in cash at Closing (the “Prepaid Milestone”), which Prepaid Milestone will accrue interest at a fixed rate of 10% per annum until the First Sales Milestone is achieved and 5% per annum thereafter until the earlier of (x) the date on which the Prepaid Milestone, plus accrued interest thereon, has been repaid in full by set-off and (y) the last day of the Milestone Period (as defined below); and

•

future milestone payments of (x) $125.0 million tied to the achievement of worldwide annual net sales of the Product of $400.0 million and (y) $150.0 million tied to the achievement of worldwide annual net sales of the Product of $750.0 million, during the period from Closing until December 31 of the calendar year in which the tenth anniversary of Closing occurs (the “Milestone Period”) (together, the “Future Milestone Payments” and, together with the Prepaid Milestone, the “Milestone Payments”).

As they are earned, the Milestone Payments will be satisfied as follows: (1) first, by set-off against all accrued interest on the Prepaid Milestone until the amount of such accrued interest has been repaid in full, (2) second, by set-off against the outstanding balance of the Prepaid Milestone until the Prepaid Milestone has been repaid in full and (3) thereafter, in cash. If any amount of the Prepaid Milestone (and any accrued interest thereon) remains outstanding as of following the last day of the Milestone Period, the balance thereof (together with any interest accrued thereon) will be forgiven and the right of set-off of SPN with respect thereto shall be deemed forfeited by SPN. The Installment Payment due on July 1, 2025 will be reduced by approximately $1.5 million related to certain employment obligations assumed by SPN with respect to the period ending as of the Closing date.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which was attached as Exhibit 2.1 to Seres’ Current Report on Form 8-K filed with the SEC on August 6, 2024, the terms of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosures in Item 1.01 of this Current Report on Form 8-K regarding the Securities Purchase Agreement and the issuance and sale of the Shares are incorporated by reference into this Item 3.02. The Shares were issued in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) promulgated pursuant to the Securities Act. SPN represents that it is an accredited investor, and that it is acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

Item 7.01	Regulation FD Disclosure

On September 30, 2024, Seres issued a press release announcing, among other things, the completion of the Transaction. A copy of the news release is furnished as Exhibit 99.1 hereto and incorporated in this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

The Company’s unaudited pro forma combined financial information as of and for the six months ended June 30, 2024, and for the fiscal years ended December 31, 2023 and December 31, 2022 is attached hereto as Exhibit 99.2 and incorporated by reference herein.

(d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated August 5, 2024, by and between Seres Therapeutics, Inc. and Société des Produits Nestlé S.A. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed August 6, 2024)*

10.1	Securities Purchase Agreement, dated September 30, 2024, by and between Seres Therapeutics, Inc. and Société des Produits Nestlé S.A.

10.2	Transition Services Agreement, dated September 30, 2024, by and between Seres Therapeutics, Inc. and Nestlé Enterprises S.A.+

10.3	Cross-License Agreement, dated September 30, 2024, by and between Seres Therapeutics, Inc. and Société des Produits Nestlé S.A.

10.4	Employee Support Agreement, dated September 30, 2024, by and between Seres Therapeutics, Inc. and Société des Produits Nestlé S.A.

99.1	Press Release of Seres Therapeutics, Inc., dated September 30, 2024

99.2	Unaudited pro forma combined financial information of the Company as of and for the six months ended June 30, 2024, and for the fiscal years ended December 31, 2023 and December 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.
+	Exhibits marked with a (+) exclude certain portions of the exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K. A copy of the omitted portions will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: October 1, 2024	By:	/s/ Eric D. Shaff
	Name:	Eric D. Shaff
	Title:	President and Chief Executive Officer